UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 10, 2018 (October 9, 2018)

Mr. Cooper Group Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8950 Cypress Waters Boulevard, Coppell, Texas 75019
(Address of Principal Executive Offices) (Zip Code)

(469) 549-2000
(Registrant’s Telephone Number, Including Area Code)

WMIH Corp.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent responsive, the information included under Item 5.03 is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the previously announced 1-for-12 reverse stock split (the “Reverse Stock Split”) of its shares of common stock, par value $0.00001 per share (the “Common Stock”), Mr. Cooper Group Inc. (f/k/a WMIH Corp.) (the “Company”) has filed two amendments to its certificate of incorporation with the Delaware Secretary of State (the “Amendments”). Together, the Amendments, effective as of 12:01 AM and 12:02 AM Eastern Time, respectively, on October 10, 2018 (the “Effective Time”), (i) converted every twelve shares of the Company’s issued and outstanding Common Stock into one share of Common Stock, with an increased par value of $0.01 per share and (ii) changed the name of the Company from WMIH Corp. to Mr. Cooper Group Inc. Pursuant to the Amendments, any fraction of a share of Common Stock that would otherwise have resulted from the Reverse Stock Split will be settled by cash payment from the transfer agent after the transfer agent sells such fractional shares on the basis of prevailing market prices of the Common Stock at the time of the sale.

The Reverse Stock Split affected all record holders of Common Stock uniformly and did not affect any record holder’s percentage ownership interest in the Company, except for de minimis changes as a result of the elimination of fractional shares. The Reverse Stock Split reduced the aggregate number of shares of Common Stock outstanding from approximately1,089,738,735 shares to approximately 90,811,562 shares. The authorized number of shares of Common Stock was reduced from 3,500,000,000 to 300,000,000, and the authorized number of shares of preferred stock remains 10,000,000.

The Common Stock will begin trading on a reverse split-adjusted basis on The Nasdaq Stock Market (“NASDAQ”) at the opening of trading on October 11, 2018. At such time, the Common Stock will begin trading on NASDAQ under the new symbol “COOP” with a new CUSIP number (62482R 107).

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Company’s amended and restated certificate of incorporation, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 9, 2018, the Company held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on two proposals described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 14, 2018. The final voting results are as follows:

Proposal No. 1 – Amendment to Certificate of Incorporation

The Company’s stockholders voted upon and approved an amendment to the Company’s amended and restated certificate of incorporation to (i) effect the Reverse Stock Split, (ii) reduce the number of authorized shares of the Common Stock and (iii) increase the par value per share of the Common Stock.

Votes Cast For	Votes Cast Against	Abstentions
710,206,615	31,207,148	2,501,141

Proposal No. 2 – Adjournment of Special Meeting

The Company’s stockholders voted upon and approved a proposal to adjourn the Special Meeting, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1.

Votes Cast For	Votes Cast Against	Abstentions
706,663,856	31,699,241	5,551,807

Item 8.01.	Other Events.

On October 10, 2018, the Company issued a press release announcing the completion of the Reverse Stock Split and the adoption of the Amendments. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company, as amended.

99.1	Press Release dated October 10, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MR. COOPER GROUP INC.

By:	/s/ Amar Patel
Name:	Amar Patel
Title:	Chief Financial Officer

Date: October 10, 2018